Exhibit 23.1

JWF Assurance PAC (UEN No: 202326944Z) Tel: +65 6539 9729 60 Paya Lebar Road, #10-16 Paya Lebar Square Singapore 409051

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2025, with respect to the consolidated financial statements of Next Technology Holding Inc. and its subsidiaries, appearing in its Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ JWF Assurance PAC
Singapore
August 13, 2026